Exhibit 8.1
October 14, 2009
Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), and its general partner and certain of its subsidiaries with respect to the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, to Rule 415 under the Securities Act, of:
(1)	common units representing limited partner interests in the Partnership;

(2)	debt securities, which may be co-issued by PAA Finance Corp, a Delaware corporation, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(3)	guarantees of the Debt Securities by of certain subsidiaries of the Partnership listed in the Registration Statement as guarantors.
     In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Income Tax Considerations” in the prospectus included in the Registration Statement.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided are accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an

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admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002-6760
Houston London Moscow New York Shanghai Tokyo Washington	Tel 713.758.2222 Fax 713.758.2346 www.velaw.com